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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-90702, 33-90726, 33-90732 and 333-3408), of PRI
Automation, Inc. of our report dated November 6, 1996, on our audits of the consolidated financial statements of PRI Automation, Inc. as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996, which report is included in the Company's 1996 Annual Report on Form 10-K.



                                            /s/ Coopers & Lybrand LLP

                                            COOPERS & LYBRAND LLP

Boston, Massachusetts
December 16, 1996